EXHIBIT 99.1

Akorn Provides Business and Financial Guidance Update

LAKE FOREST, Ill., Nov. 4, 2015 (GLOBE NEWSWIRE) -- Akorn, Inc. (Nasdaq:AKRX), a leading specialty generic pharmaceutical company, today provided an update on the company's ongoing restatement process as well as a business and financial guidance update.

Audited 2014 Financial Statements Expected to Be Filed in First Quarter 2016

Akorn continues to work to complete the previously disclosed restatement of its 2014 quarterly and audited annual financials and it is the company's goal to file restated 2014 financial results with the SEC by the end of the first quarter of 2016. Akorn's estimate of the errors related to the understatements of rebates and other sales allowances, as disclosed on August 10, 2015, is estimated to have resulted in an overstatement to net revenue and pretax income from continuing operations slightly above the upper end of the $20 million to $35 million range initially estimated. These estimates are based on management's ongoing assessments and are subject to the completion of the restatement and the audit of the restated financial statements for the year ended December 31, 2014.

Akorn Will Seek Another NASDAQ Listing Extension

As previously disclosed, on July 15, 2015, the Listing Qualifications Staff of The NASDAQ Stock Market LLC granted Akorn's request for an extension through November 9, 2015 to file the Company's delinquent periodic reports with the SEC and thereby evidence full compliance with all applicable requirements for continued listing on The NASDAQ Global Select Market. Following Akorn's notice to the Staff that Akorn did not expect to timely satisfy the terms of the Staff's extension, the Staff formally notified the Company on November 3, 2015 that, in accordance with Listing Rule 5250(c)(1), the Company's securities would be subject to suspension and delisting unless the Company timely requests a hearing before the NASDAQ Listing Qualifications Panel.

The Company will request a hearing before the Panel to address the Staff's November 3, 2015 determination. The Panel will separately notify the Company once it has made a determination regarding the Company's request for an extension of the stay. While the Company is diligently working to regain compliance with the NASDAQ Filing Requirement, there can be no assurance that the Panel will grant the Company's request for continued listing pending its return to compliance. Pursuant to the Listing Rules, the Panel has the discretion to grant the Company an extension through early May 2016.

Investigation Update

Akorn expects that the previously disclosed independent investigation commissioned by the Audit Committee of the company's Board of Directors will be completed by the end of 2015.

The Chicago Regional Office of the Securities and Exchange Commission (SEC) is conducting an investigation regarding the previously disclosed restatement, internal controls and other related matters. Additionally, the United States Attorney's Office for the Southern District of New York (USAO) has requested information regarding these matters. Akorn has been furnishing requested information and is fully cooperating with the SEC and USAO.

Raj Rai, Akorn's Chief Executive Officer, commented, "We are working diligently with our external auditors and advisors toward resolution of the previously disclosed restatement of our 2014 financials. We have initiatives underway to remediate and strengthen our financial controls and I am pleased to report that we continue to deliver on our operational and financial objectives for 2015. We plan to provide you with updates when additional information is available."

Updated 2015 Financial Guidance

Based on preliminary results for the first three quarters of 2015, Akorn updates its 2015 non-GAAP revenue and non-GAAP net income per diluted share (EPS) projections to project 2015 non-GAAP revenue of between $970 and $980 million and non-GAAP EPS of between $1.93 and $1.98. The Company also updates expected non-GAAP gross margin, non-GAAP SG&A expense, R&D expense and other items as detailed in Table 1 below. Akorn's results for the first three quarters of 2015 have not been reviewed by external auditors.

Akorn's 2015 guidance contemplates adjusted revenue and expense items that are non-GAAP measures the Company believes present a picture of Akorn's continuing operations. A full reconciliation of GAAP to non-GAAP guidance metrics is presented in Tables 5, 6 and 7 at the end of this release.

Table 1: Revised 2015 Financial Guidance, November 4, 2015

values in millions, except per-share amounts	Initial 2015 Outlook February 26, 2015	Revised 2015 Outlook November 4, 2015
Total Revenue (Non-GAAP)	$960 - 980	$970 - 980
Total gross margin percentage (Non-GAAP)	62% - 63%	61.5% - 62%
SG&A expense (Non-GAAP)	$107 - 112	approx. $118
R&D expense	$45 - 50	approx. $40
Non-operating expense (Non-GAAP)	$52	approx. $52
Income tax rate	37%	37%
Adjusted net income per diluted share (EPS, Non-GAAP)	$1.88 - 1.98	$1.93 - 1.98
Fully diluted shares outstanding	127	approx. 126.5
Capital expenditures	$50 - 60	$35 - 40

Liquidity Update

Akorn's unaudited liquidity position for the three quarters ending March 31, 2015, June 30, 2015 and September 30, 2015 is detailed in Table 2 below.

Table 2: Unaudited Cash, Debt and Share Balances

Unaudited; values in millions	March 31, 2015	June 30, 2015	September 30, 2015
Cash & Equivalents	123.5	257.1	314.5
Short- and Long-Term Debt	1,120.9	1,080.7	1,077.5
Fully Diluted Shares Outstanding	125.4	125.9	125.9

R&D Update

At October 31, 2015, Akorn had 78 abbreviated new drug applications (ANDAs) pending at the U.S. Food & Drug Administration (FDA), representing approximately $9.8 billion in annual branded and generic market value according to IMS Health. Akorn has 80 additional ANDAs in various stages of development, representing approximately $12.4 billion in annual branded and generic market value.

As of October 31, 2015, Akorn has received a total of 31 target action dates (TADs) for pending ANDAs in the company's development portfolio. A TAD is indicative of an internal goal of action at FDA and should not be construed as an anticipated approval date for a generic filing.

In 2015 Akorn and its development partners have received 11 product approvals and one tentative approval for human products. Akorn also received two veterinary approvals through the first three quarters of 2015.

Through October 31, 2015, Akorn filed four ANDAs and one NDA with FDA and acquired two filed ANDAs. The Company expects to file approximately 14 additional ANDAs by the end of 2015. In addition to the two acquired pending ANDAs, Akorn acquired five additional products in development.

Table 3: Status of Akorn Pending ANDA Filings, October 31, 2015

Filed Age		Tentative		<24 months		24-36 months		>36 months		Total
values in millions USD		Count	Value*	Count	Value*	Count	Value*	Count	Value*	Count	Value*
Ophthalmic	Brand	5	620	4	297	--	--	6	2,858	15	3,776
	Generic	--	--	3	242	2	8	7	577	12	827
Injectable	Brand	--	--	7	2,055	--	--	5	968	12	3,023
	Generic	--	--	9	681	5	165	5	92	19	937
Topical	Brand	--	--	--	--	--	--	1	29	1	29
	Generic	--	--	7	410	--	--	1	45	8	455
Other	Brand	--	--	1	20	--	--	--	--	1	20
	Generic	--	--	2	173	6	520	2	25	10	718
Total		5	620	33	3,878	13	693	27	4,594	78	9,785

*The IMS market value, shown in millions USD, is based on IMS data for the trailing 12 months ended August 31, 2015 and excludes any trade and/or customary allowances and discounts. The IMS market value is not a forecast of Akorn's potential future sales.

Product Launch Update

To date in 2015, Akorn has launched 11 new products or product forms, representing approximately $586 million in annual branded and generic market value according to IMS Health.

Table 4: 2015 Product Launches

Product	Type of Launch	Launch Month	IMS Estimated Market Value*
Amantadine Oral Suspension, USP, 10mL Unit Dose Cups	Line Extension	January 2015	4.6
Dronabinol Capsules, USP CIII, 2.5mg, 5mg and 10mg	New Product	February 2015	121.5
Ethambutol Tablets 100 mg and 400 mg	Re-Launch	March 2015	6.9
Dexmedetomidine Injection, 200 mcg/2 mL, single-use vial	New Product	March 2015	67.3
Acetaminophen & Codeine Phosphate Oral Solution, USP CV, Unit Dose Cups	Line Extension	March 2015	0.7
Phenylephrine HCl Ophthalmic Solution, USP, 2.5% and 10%	Re-Launch	March 2015	34.7
Acetylcysteine Injection, 200 mg/mL single-use vial	New Product	July 2015	28.3
Promethazine HCl and Phenylephrine HCl Syrup	New Product	August 2015	8.8
Promethazine HCl, Phenylephrine HCl and Codeine Phosphate Syrup CV	New Product	August 2015	15.6
MyorisanTM (isotretinoin) 30mg capsules	Line Extension	September 2015	211.1
Doxercalciferol Injection Solution, 4 mcg/2 mL, 2 mL single-use vial	New Product	September 2015	86.0

*The IMS market value, shown in millions USD, is based on IMS data for the trailing 12 months ended August 31, 2015 and excludes any trade and/or customary allowances and discounts. The IMS market size is not a forecast of Akorn's potential future sales.

Litigation Matters

As previously disclosed, in March 2015, putative class action plaintiff Solomon Yeung filed suit in the Federal District Court, Northern District of Illinois against Akorn, Inc., Rajat Rai, Timothy Dick and Bruce Kutinsky, alleging defendants violated Rules 10b-5 and 20(a) of the 1934 Exchange Act. In May 2015, putative class action plaintiff Mikolaj Sarzynski filed an additional suit in the same Court, alleging that, in addition to the claims in the Yeung action, the Company made false or misleading statements regarding, and failed to disclose details about, errors it made in calculating chargeback reserves and understatements of rebates and other sales allowances, which caused the Company's revenue to be overstated. In August 2015, the same Court granted motions to consolidate these two cases.

On August 19, 2015, a derivative action was filed in the Court on behalf of the Company, naming the Company's Board of Directors and certain of its current and former officers as individual defendants and the Company as a nominal defendant. The complaint alleges breach of fiduciary duty, corporate waste, gross mismanagement, unjust enrichment and violations of the securities laws by the individual defendants based on allegations relating to the Company's restatement of its 2014 financial statements.

The Company's Board of Directors also has received shareholder demands for legal action to be taken against certain of the Company's directors and officers based on alleged breaches of fiduciary duties and other misconduct in connection with the restatement. Akorn's Board of Directors formed a special committee to conduct an inquiry into the demand allegations and to provide its conclusions and recommendations to the Board.

About Akorn

Akorn, Inc. is a specialty generic pharmaceutical company engaged in the development, manufacture and marketing of multisource and branded pharmaceuticals. Akorn has manufacturing facilities located in Decatur, Illinois; Somerset, New Jersey; Amityville, New York; Hettlingen, Switzerland and Paonta Sahib, India where the Company manufactures ophthalmic, injectable and specialty sterile and non-sterile pharmaceuticals. Additional information is available on the Company's website at www.akorn.com.

Forward Looking Statements

This press release includes statements that may constitute "forward looking statements", including projections of sales, the expected timing of filings, the timing and successful implementation of remediation efforts, the expected impact of the restatement on our financial results, the expected timeline and results of investigations and litigation, our financial guidance, the results of future NASDAQ hearings and determinations, the timing of filing and the results of ANDAs, and other statements regarding Akorn's launches, regulatory approvals, goals and strategy. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Factors that could cause or contribute to such differences include, but are not limited to: the difficulty of predicting the timing or outcome of product development efforts, including FDA and other regulatory agency approvals and actions, if any; the impact of competitive products and pricing; the timing and success of product launches; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with FDA and other governmental regulations; the difficulty of predicting the timing of the completion of our restatement, its impact on our financial results, and the timing of the related filings; costs, risks and uncertainties associated with pending litigation and investigation matters described herein; changes in the laws and regulations and such other risks and uncertainties outlined in Akorn's periodic public filings with the Securities and Exchange Commission and in other written or oral investor communications.  Other factors besides those listed there could also adversely affect our results.  Except as expressly required by law, Akorn disclaims any intent or obligation to update these forward-looking statements.

The addressable IMS market value figures presented in this press release outline the approximate aggregate size of the potential market and are not forecasts of our future sales.

Non-GAAP Financial Measures

To supplement Akorn's financial guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP (also referred to as "adjusted" or "non-GAAP adjusted") financial measures in this press release and the accompanying tables, including adjusted EBITDA, adjusted net income, adjusted net income per diluted share, adjusted revenues, adjusted gross margin, adjusted SG&A, adjusted non-operating expense and adjusted income tax provision. These non-GAAP measures adjust for certain specified items that are described in the release. The Company believes that each of these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results, particularly in light of the effect of various acquisition and divestiture transactions effected by the Company. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for or superior to comparable GAAP measures.

Akorn's management uses adjusted EBITDA, adjusted net income and adjusted net income per diluted share in managing and analyzing its business and financial condition. Akorn's management believes that the presentation of these and other non-GAAP financial measures provide investors greater transparency into Akorn's ongoing results of operations allowing investors to better compare the Company's results from period to period.

Investors should note that these non-GAAP financial measures used to present financial guidance are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company's results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time-to-time in the future there may be other items that the Company may exclude for purposes of its non-GAAP financial measures; likewise, the Company may in the future cease to exclude items that it has historically excluded for purposes of its non-GAAP financial measures. Because of the non-standardized definitions, the non-GAAP financial measures as used by Akorn in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company's competitors and other companies.

Set forth below is the definition of each non-GAAP financial measure as used by the Company in this press release and a full reconciliation of each non-GAAP financial measure to the most closely applicable GAAP financial measures.

Adjusted EBITDA, as defined by the Company, is calculated as follows:

Net income, plus:

  Interest income (expense), net
  Provision for income taxes
  Depreciation and amortization
  Amortization of acquisition related inventory step-up
  Non-cash expenses, such as share-based compensation expense, and amortization of financing costs
  Other adjustments, such as costs associated with competitive pricing actions, legal settlements, restatement expenses and various acquisition and disposition related expenses
  Less settlement of product warranty liability
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to acquisitions and divestitures

Adjusted EBITDA is deemed by the Company to be a useful performance indicator because it includes an add back of non-cash and non-recurring operating expenses which have little to no bearing on cash flows and may be subject to uncontrollable factors not reflective of the Company's true operational performance.

Adjusted net income, as defined by the Company, is calculated as follows:

Net income, plus:

  Intangible asset amortization
  Non-cash expenses, such as non-cash interest, share-based compensation expense, and amortization of financing costs
  Other adjustments, such as costs associated with competitive pricing actions, legal settlements, restatement expenses and various acquisition and disposition related expenses
  Amortization of acquisition related inventory step-up
  Less settlement of product warranty liability
  Less gains (or plus losses) on foreign currency transactions
  Less gains related to acquisitions and divestitures
  Less an estimated tax provision, net of the benefit from utilizing net operating loss carry-forwards effected for the adjustments noted above

Adjusted net income per diluted share is equal to adjusted net income divided by the actual or anticipated diluted share count for the applicable period. The Company believes that adjusted net income and adjusted net income per diluted share are meaningful financial indicators, to both Company management and investors, in that they exclude non-cash income and expense items that have no impact on current or future cash flows, as well as other income and expense items that are not expected to recur and therefore are not reflective of continuing operating performance.

In addition, as used in this press release, (i) adjusted revenues exclude one-time costs associated with competitive pricing actions; (ii) adjusted gross margin excludes amortization of inventory step-up and stock compensation expense and the effect of competitive pricing actions; (iii) adjusted SG&A excludes amortization, financial restatement expenses, acquisition-related expenses, and stock compensation expense; (iv) adjusted other non-operating income excludes non-cash interest, the amortization of deferred financing, the impact of litigation settlements, foreign currency adjustments and loss on impairment of assets; and (v) net income excludes the tax-effected cumulative adjustments above.

The shortcomings of non-GAAP financial measures as guidance or performance measures are that they provide a view of the Company's results of operations without including all events during a period. For example, Adjusted EBITDA does not take into account the impact of capital expenditures on either the liquidity or the financial performance of the Company and likewise omits share-based compensation expenses, which may vary over time and may represent a material portion of overall compensation expense. Adjusted net income does not take into account non-cash expenses that reflect the amortization of past expenditures, or include stock-based compensation, which is an important and material element of the Company's compensation package for its directors, officers and other key employees. Due to the inherent limitations of non-GAAP financial measures, investors should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most closely applicable GAAP measures as presented in this press release.

Table 5: Reconciliation of 2015 Non-GAAP Guidance to GAAP Guidance

in millions, except per share amounts and percentages	GAAP Estimate	Net Adjustment	Non-GAAP Estimate
Projected Total Revenue	$956 - 966	$14	$970 - 980	a
Projected Gross Margin Percentage	60.5 - 61%	1%	61.5 - 62%	b
Projected SG&A Expense	approx. $217	$(101)	approx. $118	c
Projected Non-Operating Expense	approx. $66	$(14)	approx. $52	d
Projected Net Income	$158 - 164	$86	$244 - 250	e
Projected Diluted Earnings Per Share	$1.26 - 1.31	$0.67	$1.93 - 1.98	f

a - The adjustment to expected 2015 revenue reflects the expected impact of competitive pricing actions taken during the year.
b - The adjustment to expected 2015 gross margin percentage reflects the expected amortization of inventory step-up and FAS 123R compensation.
c - The adjustment to expected 2015 SG&A expense reflects amortization, financial restatement expenses, non-cash compensation and acquisition-related expenses.
d - The adjustment to expected 2015 non-operating expense includes non-cash interest, the amortization of deferred financing, the impact of litigation settlements and loss on impairment of assets.
e - Please see Table 6 of this press release for a full detail of adjustments to arrive at projected non-GAAP adjusted net income
f - The adjustment to expected 2015 diluted EPS represents the cumulative effect of the above adjustments on net income divided by expected fully diluted shares outstanding.

Table 6: Reconciliation of 2015 Non-GAAP Net Income Guidance to Expected GAAP Net Income

in millions, except per-share amounts	2015 Estimate
GAAP NET INCOME	$158 - 164
Add:
Intangible asset amortization expense	$66
Share-based compensation Expense	$13
Non-cash interest expense	$3
Amortization of deferred financing costs	$4
Adjustments to revenue for competitive pricing actions	$14
Restatement expenses	$22
Acquisition-related expenses & other adjustments	$13
Subtract:
Tax effect of adjustments	($50)
Adjusted Net Income	$244 - 250
Adjusted Net Income Per Diluted Share	$1.93 - 1.98
Shares Used in Computing Net Income Per Share	126

Table 7: Reconciliation of 2015 Adjusted EBITDA Guidance to Expected EBITDA

values in millions	2015 Estimate
GAAP Net Income	$158 - 164
Add:
Depreciation & amortization expense	$85
Interest expense, net (cash & non-cash)	$52
Income tax provision	$92 - 95
EBITDA	$387 - 397
Add:
Share-based compensation expense	$13
Amortization of deferred financing costs	$4
Adjustments to revenue for competitive pricing actions	$14
Restatement expenses	$22
Acquisition-related expenses & other adjustments	$13
Adjusted EBITDA	$453 - 463
CONTACT: Investors/Media:
         Dewey Steadman
         Executive Director, Investor Relations
         (847) 582-6923
         investor.relations@akorn.com